SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549



                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (date of
          earliest event reported):                    November 13, 1996


                             METROPOLITAN EDISON COMPANY
                  (Exact name of registrant as specified in charter)



            Pennsylvania                1-446             23-0870160
          (State or other               (Commission       IRS employer
          jurisdiction of               file number)      identification
          no.




             2800 Pottsville Pike, Reading, Pennsylvania    19605
          (Address of principal executive offices)          (Zip Code)



     Registrant s telephone  number, including area  code: (610) 929-3601

          ITEM 5.   OTHER EVENTS.

                    On November 13, 1996,  Metropolitan Edison Company (the

           Company ) announced  that it had  commenced a cash  tender offer

          (each, an  Offer ) to purchase any and all of its:

                    (i) 117,729 outstanding shares of Cumulative Preferred Stock, 3.90% Series (stated value $100 per share) at a purchase price of $62.40 per share;

                    (ii) 33,249 outstanding shares of  Cumulative Preferred
               Stock, 4.35% Series (stated value $100 per share) at a purchase price of $76.02 per share;

                    (iii) 29,175 outstanding shares of Cumulative Preferred
               Stock, 3.85% Series (stated value $100 per share) at a purchase price of $63.77 per share;

                    (iv) 18,122 outstanding shares of  Cumulative Preferred
               Stock, 3.80% Series (stated value $100 per share) at a purchase price of $62.94 per share; and

                    (v) 35,637 outstanding shares of Cumulative Preferred Stock, 4.45% Series (stated value $100 per share) at a purchase price of $73.71 per share.

                    The  Offer  for  one   series  of  Preferred  Stock  is

          independent of  the Offer for any  other series.  The  Offers are not  conditioned  upon  any  minimum  number  of  shares  of  the applicable series of such Preferred Stock being tendered. Each of the Offers  and withdrawal rights will expire  at 12:00 midnight,

          New York City Time, on December 13, 1996, unless extended  by the

          Company.

                    A copy of the Company's related news release is annexed

          as an exhibit.











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          ITEM 7.   FINANCIAL STATEMENTS, PRO  FORMA FINANCIAL  INFORMATION
          AND EXHIBITS.

               (c)  Exhibits.

                    1.   News Release, dated November 13, 1996.

                    2.   Issuer Tender  Offer Statement on  Schedule 13E-4,
                         dated   November  13,   1996  -   incorporated  by
                         reference to SEC File No. 005-42651.

                    3.   Rule  13e-3  Transaction  Statement   on  Schedule
                         13E-3, dated November 13, 1996 - incorporated by reference to SEC File No. 005-42651.










































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                                      SIGNATURE

                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT  OF 1934, THE  REGISTRANT HAS DULY  CAUSED THIS  REPORT TO BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.

                                   METROPOLITAN EDISON COMPANY



                                   By:
                                        T. G. Howson, Vice President
                                        and Treasurer

          Date:  November 20, 1996